Exhibit 10.2

26 June 2019

BY HAND AND EMAIL

Mr James Noble

Brock House

Sheepdrove

Lambourn

Berkshire

RG17 7XA

Dear James

I am writing on behalf of Adaptimmune Therapeutics PLC (the Company), following our recent discussions during which you shared your intention to transition by resigning from your role as Chief Executive Officer.

Your insight into the Company’s business will be invaluable to the Company’s board of directors and I have therefore set out below the arrangements the Company’s board of directors has agreed relating to your transition from CEO to your new role on the board as a non-executive director.

•                  Your transition will take place during your nine month employment notice period which will start to run from today.  Your notice period shall expire on 31 March 2020.

•                  Your transition from the CEO role to your role as a non-executive director will be announced internally and to the market on 27 June 2019.

•                  The first two months of your notice period, to 31 August 2019, shall be treated as the initial transition phase, during which you will carry out a comprehensive handover of your CEO duties to your successor.

•                  With effect from 1 September 2019 you will serve on the Company’s board as a non-executive director.  In that role, you will remain an employee of the Company though your executive duties will cease and you will be subject to amended terms and conditions (set out in Appendix 1).  You will not be treated as an independent director for any board purposes for a period of three years.

•                  Your employment with the Company shall terminate on 31 March 2020.  Until that date, you will continue to enjoy your current salary and benefits and will be eligible to receive a bonus in respect of 2019, based on a multiplier that is no lower than the agreed 2019 company multiplier, subject to your current service agreement and the usual processes.

•                  Your share options will continue to vest, subject to the relevant plan rules and in accordance with the respective vesting schedule.  By executing a copy of this letter as a deed, you agree to release and surrender with effect from 31 March 2020, for no consideration, those share options that shall not have vested by 31 March 2020 (which are set out in Schedule 1 for convenience).  Provided you remain Connected (as defined in the relevant plan rules) until at least 31 March 2020, you shall be permitted a period of 12 months from the date that you cease to be Connected to exercise those share options that shall have vested by 31 March 2020, subject always to the relevant plan rules.

•                  From 1 April 2020, you will cease to be an employee and you will be eligible to receive director’s fees and/or equity awards, as you choose, in line with the Company’s offering to non-executive directors, pro-rated as necessary, and as set out in the appointment letter relating to your role as a non-executive director.

•                  There will be no bonus award made to you (pro-rata or otherwise) in respect of 2020.

Adaptimmune Therapeutics plc, 60 Jubilee Avenue, Milton Park, Abingdon, Oxfordshire OX14 4RX, United Kingdom

T: +44 (0)1235 430000   www.adaptimmune.com   Registered in England no: 09338148

The contractual variation to your service agreement which applies during the period from 1 September 2019 to 31 March 2020 is set out in the appendix to this letter.  You have also been provided with a separate NED appointment agreement.

I trust this clarifies the position.  Please do let me know if you have any queries.

Yours sincerely

/s/ David M. Mott

David M. Mott
Chairman
Adaptimmune Therapeutics PLC

I confirm I agree to the arrangements set out in this letter.

Signed as a deed by
JAMES JULIAN NOBLE	/s/ James Julian Noble	(Signature)

	James Julian Noble	(Print name)

In the presence of a witness	/s/ William C. Bertrand	(Witness signature)

	William C. Bertrand	(Witness name)

William C. Bertrand
21729 Brink Meadow Lane
Germantown, MD 20876

(Address of witness)

Schedule 1

Grant Date	Grant No	Option price per Ordinary share	Options vested at 31 March 2020 (Ordinary shares)	Options unvested and released at 31 March 2020 (Ordinary shares)
20 March 2015	20	£0.3557	3,500,000
18 January 2016	418	£0.89	1,968,016
13 January 2017	529	£0.59	1,641,106	431,870
12 January 2018	918	£0.96	931,632	788,304
12 January 2018	995	£0.001	192,060	192,060
4 January 2019	1567	£0.001	140,448	421,344
4 January 2019	1568	£0.70	733,698	1,781,838

Appendix 1

THIS VARIATION AGREEMENT is made the                       day of June 2019

BETWEEN

1.              ADAPTIMMUNE THERAPEUTICS PLC, a company incorporated and registered in England and Wales under company number 09338148 whose registered office is at 60 Jubilee Avenue, Milton Park, Abingdon, Oxfordshire OX14 4RX (“the Company”); and

2.              JAMES JULIAN NOBLE, of Brock House, Sheepdrove, Lambourn, Berkshire RG17 7XA (“the Executive”)

A.            The Board has approved this Variation Agreement which shall operate to vary the Executive’s service agreement dated 10 March 2017 (“the Service Agreement”) for the period 1 September 2019 to 31 March 2020.  Save as varied by this Variation Agreement, the Service Agreement remains in full force and effect.

B.            The Executive will enter into a letter of appointment as a Non-Executive Director with the Company on or around the same date as he enters into this Variation Agreement (“the NED Appointment Letter”).  The NED Appointment Letter shall apply to the Executive from 1 September 2019 for the duration of his Board appointment.

C.            The Executive’s employment with the Company will terminate on 31 March 2020, being the expiry of his nine month notice period under the Service Agreement.

1.              INTERPRETATION

In this Variation Agreement, all defined words and expressions shall have the same meaning as in the Service Agreement unless otherwise stated.

2.              TERM OF VARIATION AGREEMENT

This Variation Agreement shall be effective from 1 September 2019 to 31 March 2020.

3.              APPOINTMENT

Clause 2 of the Service Agreement shall be deleted and replaced by the provisions set out in clause 1 of the NED Appointment Letter (Appointment).

4.              SCOPE OF THE EMPLOYMENT

Clauses 4.1 to 4.5 of the Service Agreement shall be deleted and replaced by the provisions set out in clause 3 of the NED Appointment Letter (Role and Duties).

5.              HOURS

Clauses 5.1 and 5.2 of the Service Agreement shall be deleted and replaced by the provisions set out in clause 2 of the NED Appointment Letter (Time Commitment).

6.              PLACE OF WORK

Clause 5.3 of the Service Agreement shall be amended as follows:

“5.3  The Executive’s principal place of work will be Brock House, Sheepdrove, Lambourn, Berkshire RG17 7XA”

7.              EXPENSES

Clause 10 of the Service Agreement shall be deleted and replaced by clause 4.3 of the NED Appointment Letter.

8.              ENTIRE AGREEMENT

Clause 25 of the Service Agreement shall be amended as follows:

“25.  This Agreement, together with the Variation Agreement, relevant provisions of the NED Appointment Letter and further documents referred to in the NED Appointment Letter, including the Company’s articles of association that were adopted with effect from 6 May 2015 (as amended from time to time) constitute the entire agreement between the parties and shall be in substitution for any previous letters of appointment, agreements or arrangements, (whether written, oral or implied), relating to the employment of the Executive, which shall be deemed to have been terminated by mutual consent.  The Executive Acknowledges that as at the date of this Agreement he has no outstanding claim or any kind against the Company and/or any Group Company and in entering into this Agreement he has not relied on any Pre-Contractual Statement.”

Signed as a deed by
JAMES JULIAN NOBLE		(Signature)

(Print name)

In the presence of a witness		(Witness signature)

(Witness name)

Address of witness

Signed as a deed by		(Director signature)
ADAPTIMMUNE THERAPEUTICS PLC
acting by a director
(Print name)
Director

In the presence of a witness		(Witness signature)

(Witness name)

Address of witness